Exhibit 99.3

AURORA LOAN SERVICES INC.,

as Servicer

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

and

AURORA LOAN SERVICES INC.

as Master Servicer

SASCO Mortgage Loan Trust 2004-GEL2
Mortgage Backed Notes, Series 2004-GEL2

SERVICING AGREEMENT

Dated as of June 1, 2004

EXHIBITS & SCHEDULES

EXHIBIT A	Mortgage Loan Schedule
EXHIBIT B	Custodial Account Certification Notice
EXHIBIT C	Escrow Account Certification Notice
EXHIBIT D-1	Form of Monthly Remittance Advice
EXHIBIT D-2	Standard Layout for Monthly Defaulted Loan Report
EXHIBIT E-1	SASCO 2004-GEL2 Transfer and Servicing Agreement
EXHIBIT E-2	SASCO 2004-GEL2 Indenture
EXHIBIT F	Simple Interest Mortgage Loan Schedule
EXHIBIT G	Form of Certification to be Provided to the Depositor, the Indenture Trustee and the Master Servicer by the Servicer
EXHIBIT H	Fannie Mae Guide No. 95-19

SERVICING AGREEMENT

     THIS SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of June, 2004, by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (“LBH” or the “Seller”), AURORA LOAN SERVICES INC., a Delaware corporation in its capacity as primary servicer (“the Servicer”), AURORA LOAN SERVICES INC. in its capacity as master servicer under the Transfer and Servicing Agreement (as defined herein, with a copy attached as Exhibit E-1) (the “Master Servicer”), and acknowledged by U.S. BANK NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”) under the Indenture (as defined herein, with a copy attached as Exhibit E-2), recites and provides as follows:

RECITALS

     WHEREAS, the Servicer and Lehman Brothers Bank, FSB, a federal savings bank (the “Bank”) are parties to a Flow Servicing Agreement, dated as of August 31, 1999 (the “Bank Flow Servicing Agreement”), pursuant to which the Servicer services certain residential, fixed and adjustable rates first and junior lien mortgage loans identified on Exhibit A hereto (the “Bank Mortgage Loans”);

     WHEREAS, the Servicer and LBH are parties to a Flow Servicing Agreement, dated as of March 15, 2000 (the “LBH Flow Servicing Agreement”) (the Bank Flow Servicing Agreement and the LBH Flow Servicing Agreement, collectively, the “Flow Servicing Agreement”), pursuant to which the Servicer services certain residential, fixed and adjustable rate mortgage loans identified on Exhibit A hereto (the “LBH Mortgage Loans,” and together with the Bank Mortgage Loans, the “Mortgage Loans”);

     WHEREAS, at or prior to the Closing Date (as defined herein) the Bank and LBH shall enter into an Assignment and Assumption Agreement, dated as of June 1, 2004 (the “Assignment and Assumption Agreement”), pursuant to which the Bank shall assign all of its rights, title and interest in and to the Bank Mortgage Loans to LBH and LBH shall assume all of the rights and obligations of the Bank with respect to the Bank Mortgage Loans under the Bank Flow Servicing Agreement;

     WHEREAS, the Seller has conveyed the Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn has conveyed the Mortgage Loans and has assigned such rights to SASCO Mortgage Loan Trust 2004-GEL2 (the “Issuer”) pursuant to that certain transfer and servicing agreement dated as of June 1, 2004 (the “Transfer and Servicing Agreement”), among the Issuer, the Master Servicer, the Depositor, The Murrayhill Company, as credit risk manager, and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”) and custodian, which in turn has pledged the Mortgage Loans and such rights to the Indenture Trustee;

     WHEREAS, from time to time certain other of the mortgage loans pledged by the Issuer to the Indenture Trustee under the Indenture on the Closing Date (or within 90 days subsequent to the Closing Date) and serviced by other servicers may subsequent to the Closing Date be transferred to the Servicer for servicing under this Agreement, at which date the Depositor shall cause Exhibit A hereto to be amended to include such mortgage loans which will then be considered “Mortgage Loans” under this Agreement;

     WHEREAS, the Seller desires that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of the Seller with respect to the Mortgage Loans to terminate the rights and obligations of the Servicer hereunder at any time as provided herein;

     WHEREAS, the Master Servicer shall be obligated under the Transfer and Servicing Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Indenture Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement upon the occurrence and continuance of an Event of Default as provided herein;

     WHEREAS, the Seller and the Servicer agree that the provisions of the Flow Servicing Agreement shall not apply to the related Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Transfer and Servicing Agreement;

     WHEREAS, the Seller and the Servicer acknowledge and agree that the Seller will assign certain of its rights and obligations (excluding such Seller’s rights and obligations as owner of the servicing rights relating to the Mortgage Loans) to the Indenture Trustee;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Master Servicer and the Servicer hereby agree as follows:

ARTICLE I.

DEFINITIONS

     The following terms are defined as follows (except as otherwise agreed in writing by the parties):

     Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

     Adjustable Rate Mortgage Loan: A Mortgage Loan serviced pursuant to this Agreement under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the related Mortgage Note.

     Aggregate Loan Balance: At any date of determination, the outstanding principal balance of the Mortgage Loans serviced hereunder.

     Agreement: This Servicing Agreement and all amendments hereof and supplements hereto.

     Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans, including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

     Bank: Lehman Brothers Bank, FSB. or any successor thereto.

     Bank Mortgage Loans: As defined in the first RECITAL hereto.

     Best Efforts: Efforts determined to be reasonably diligent by the Seller or the Servicer, as the case may be, taking into account Accepted Servicing Practices. Such efforts do not require the Seller or Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Seller or Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Colorado, Minnesota and Nebraska are authorized or obligated by law or executive order to be closed.

     Closing Date: June 30, 2004.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     Combined Loan-to-Value Ratio: As to any Second Lien Mortgage Loan at any date of determination, the ratio (expressed as a percentage) of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of any Superior Lien based upon the most recent information available to the Servicer, to (a) in the case of a purchase, the lesser of the sales price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

     Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

     Costs: For any Person, any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

     Custodial Account: Each separate account or accounts created and maintained pursuant to Section 3.03.

     Custodial Agreement: Each custodial agreement relating to custody of certain of the Mortgage Loans, between the applicable Custodian, the Issuer and the Indenture Trustee, as acknowledged by the related Servicer, dated as of June 1, 2004.

     Custodians: Each of LaSalle Bank National Association, U.S. Bank National Association and Deutsche Bank National Trust Company, and their respective successors and assigns.

     Cut-off Date: June 1, 2004.

     Delinquent: For reporting purposes, a Mortgage Loan is “Delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is not such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

     Depositor: Structured Asset Securities Corporation, or any successor in interest.

     Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

     Distribution Date: Commencing in July 2004, the 25th day of each month (or if such day is not a Business Day, the next succeeding Business Day).

     Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

     Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

     Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

     Eligible Institution: Any of the following:

          (i) an institution whose:

               (A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days; or

               (B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (i)(A) or clause (i)(B), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade;

          (ii) the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity; or

          (iii) the Bank.

     Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

          (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Trustee, the Master Servicer or any agent of the Trustee, or the Master Servicer, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

          (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Note Account or Certificate Account, as applicable; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

          (vi) a Qualified GIC;

          (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

          (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by any Rating Agency then rating any of the Notes. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Indenture Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Indenture Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Indenture Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time; provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

     Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with the Fannie Mae Guides.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.05.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

     Event of Default: Any event set forth in Section 8.01.

     Fannie Mae: The Federal National Mortgage Association or any successor thereto.

     Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide.

     FASIT: A “financial asset securitization investment trust” within the meaning of Section 806L(a) of the Code.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with the Fannie Mae Guides.

     Fitch: Fitch Ratings, or any successor in interest.

     Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Ginnie Mae: The Government National Mortgage Association or any successor thereto.

     Indenture: The Indenture dated as of June 1, 2004, among the Indenture Trustee, the Master Servicer, the Depositor and the Credit Risk Manager.

     Indenture Trustee: U.S. Bank National Association or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Indenture, then such successor trustee or such co-trustee, as the case may be.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property including proceeds of any hazard or flood insurance policy, PMI Policy or LPMI Policy.

     Issuer: SASCO Mortgage Loan Trust 2004-GEL2.

     LBH: Lehman Brothers Holdings Inc. or any successor in interest.

     LBH Mortgage Loans: As defined in the second RECITAL hereof.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, Trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

     LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

     LPMI Loan: A Mortgage Loan covered by a LPMI Policy as set forth in the Mortgage Loan Schedule or otherwise identified to the Servicer in writing.

     LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid from payments of interest made by the Mortgagor.

     Master Servicer: Aurora Loan Services Inc., or any successor in interest, or if any successor master servicer shall be appointed as provided in the Indenture, then such successor master servicer.

     Maximum Rate: With respect to any Adjustable Rate Mortgage Loan and any Due Period, the maximum interest rate that may be charged the borrower under the related Mortgage Note.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

     MERS Eligible Mortgage Loan: Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS.

     MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

     Monthly Advance: With respect to each Remittance Date and each Mortgage Loan (other than a Simple Interest Mortgage Loan), an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was Delinquent (or deferred pursuant to Section 3.01(c)) at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. With respect to each Remittance Date and each Simple Interest Mortgage Loan, an amount equal to the interest accrued on such Mortgage Loan through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the applicable Servicing Fee), but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Simple Interest Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer and the Indenture Trustee setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

     Moody’s: Moody’s Investors Service, Inc. or any successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

     Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 3.14 hereof.

     Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note after giving effect to any Relief Act Reduction.

     Mortgage Loan: An individual mortgage loan that is the subject of this Agreement, each mortgage loan subject to this Agreement being identified on the Mortgage Loan Schedule, each additional mortgage loan transferred by the Indenture Trustee to the Servicer for servicing within 90 days following the Closing Date which shall be identified by an amendment to the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee.

     Mortgage Loan Schedule: A schedule of the Mortgage Loans setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Servicer and the Master Servicer, including but not limited to (i) any MERS identification number (if available) with respect to each MERS Mortgage Loan or MERS Eligible Mortgage Loan, (ii) a data field indicating whether such Mortgage Loan is insured under a PMI or LPMI Policy and identifying the related Qualified Insurer, (iii) a data field indicating the applicable Custodian of the related Mortgage File , (iv) a Prepayment Charge Schedule and (v) a data field designated “DSI” indicating whether such Mortgage Loan is a Simple Interest Mortgage Loan. The Mortgage Loan Schedule may be amended from time to time to include additional mortgage loans which are transferred to the Servicer by a Prior Servicer in a Servicing Transfer or based on notice received from the Seller, the substitution of a Qualifying Substitute Mortgage Loan for a defective Mortgage Loan pursuant to Section 3.04 of the Transfer and Servicing Agreement.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Interest Rate with respect to such Mortgage Loan, less the applicable Servicing Fee Rate.

     Net Simple Interest Excess: With respect to any Distribution Date, the excess, if any, of (a) the amount of the payments received by the Servicer in the related Due Period allocable to interest in respect of Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees, over (b) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Due Period, as determined by the Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months. For this purpose, the amount of interest received in respect of the Simple Interest Mortgage Loans in any month shall be deemed (a) to include any Monthly Advances of interest made by the Servicer in such month in respect of such Simple Interest Mortgage Loans and (b) to be reduced by any amounts paid to the Servicer in such month in reimbursement of Monthly Advances previously made by the Servicer in respect of such Simple Interest Mortgage Loans.

     Net Simple Interest Shortfall: With respect to any Distribution Date, the excess, if any, of (a) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Due Period, as determined by the Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Remittance Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of the payments received by the Servicer in the related Due Period allocable to interest in respect of such Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees.

     Non-MERS Eligible Mortgage Loan: Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

     Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

     Notes: Any or all of the Notes issued pursuant to the Indenture.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller, the Indenture Trustee and the Master Servicer, but which must be independent outside counsel with respect to any such opinion of counsel concerning (i) the non-recordation of Mortgage Loans pursuant to Section 2.02 hereof and (ii) all federal income tax matters.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

     PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, including any bulk policy acquired in respect of all or certain of the Mortgage Loans, as required by this Agreement.

     Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Prepayment Period in accordance with the terms thereof (but excluding any Servicer Prepayment Charge Payment Amount).

     Prepayment Charge Schedule: A data field in the Mortgage Loan Schedule which indicates the amount or method of calculation of the Prepayment Charge and the term during which it is imposed with respect to a Mortgage Loan.

     Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

     Prepayment Period: With respect to any Remittance Date and any full or partial Principal Prepayment, the calendar month immediately preceding the month of such Remittance Date.

     Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, which is received in advance of its scheduled Due Date, including any prepayment charge or premium thereon in connection with a recovery of principal which is not a repurchase and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Prior Servicer: Any prior servicer (other than the Servicer) of any of the Mortgage Loans.

     Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

          (i) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

          (ii) provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

          (iii) provide that the Indenture Trustee’s interest therein shall be transferable to any successor indenture trustee hereunder; and

          (iv) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account not later than the Business Day prior to any Remittance Date.

     Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

     Rating Agency: Each of Fitch, Moody’s and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable person, designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Master Servicer and the Servicer.

     Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act of 1940, as amended, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

     Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

     REO Disposition: The final sale or other disposition by the Servicer of any REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.16 hereof.

     REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or by deed in lieu of foreclosure pursuant to Section 3.16 hereof.

     Retained Interest: The meaning set forth in the Indenture.

     Retained Interest Holder: The meaning set forth in the Indenture.

     Retained Interest Rate: The meaning set forth in the Indenture.

     S&P: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor in interest.

     Second Lien Mortgage Loan: A Mortgage Loan secured by a second priority lien Mortgage on the related Mortgaged Property.

     Seller: LBH.

     Servicer: Aurora Loan Services Inc. or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

     Servicer Prepayment Charge Payment Amount: The amount payable by the Servicer in respect of any impermissibly waived Prepayment Charges pursuant to Section 3.19 hereof.

     Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) in connection with the liquidation of a Second Lien Mortgage Loan, any expenditures relating to the purchase or maintenance of any Superior Lien pursuant to Section 3.21 hereof, (e) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, (f) PMI Policy premiums and fire and hazard insurance coverage, (g) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (h) compliance with the obligations pursuant to the provisions of the Fannie Mae Guides.

     Servicing Fee: An amount equal to one-twelfth the product of (i) the Servicing Fee Rate and (ii) the outstanding principal balance of such Mortgage Loan. The Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

     Servicing Fee Rate: 0.50% per annum.

     Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Indenture Trustee by the Servicer.

     Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer or Seller upon request, as such list may from time to time be amended.

     Servicing Transfer: Any transfer of the servicing by a Prior Servicer of Mortgage Loans to the Servicer under this Agreement.

     Servicing Transfer Date: The date on which a Servicing Transfer occurs.

     Simple Interest Method: The method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note and the remainder of such payment is allocated to principal.

     Simple Interest Mortgage Loan: Those simple interest loans as noted on the Mortgage Loan Schedule under the data field designated “DSI.”

     Superior Lien: With respect to any Second Lien Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property which creates a lien on the Mortgaged Property which is senior to the Second Lien Mortgage Loan.

     Transfer and Servicing Agreement: The Transfer and Servicing Agreement dated as of June 1, 2004, among the Issuer, the Indenture Trustee, the Master Servicer, The Murrayhill Company, as credit risk manager, and the Depositor.

     Trust: The trust established by the Trust Agreement, the assets of which consist of the Mortgage Loans and the Cap Agreement (to the extent provided in the Transfer and Servicing Agreement) and any related assets.

     Trust Agreement: The Trust Agreement dated as of June 1, 2004, among the Wilmington Trust Company, as owner trustee, the Depositor, and U.S. Bank National Association, as administrator.

     Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Transfer and Servicing Agreement, or if not defined therein, the Indenture.

ARTICLE II.

SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
RESPONSIBILITIES

     Section 2.01 Contract for Servicing; Possession of Servicing Files.

     The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before the Closing Date or Servicing Transfer Date, as applicable, the Seller shall cause to be delivered the Servicing Files with respect to the Mortgage Loans listed on the Mortgage Loan Schedule to the Servicer, provided, however, that in the case of any Mortgage Loans transferred by the Seller to the Servicer within 90 days following the Closing Date, the Indenture Trustee shall cause to be delivered, the Servicing Files with respect to such Mortgage Loans. Each Servicing File delivered to a Servicer shall be held in trust by such Servicer for the benefit of the Issuer, subject to the lien of the Indenture Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Issuer, subject to the lien of the Indenture Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Issuer, subject to the lien of the Indenture Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Issuer, subject to the lien of the Indenture Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Issuer, subject to the lien of the Indenture Trustee in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Issuer, subject to the lien of the Indenture Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

     Section 2.02 Books and Records.

     (a) Subject to Section 3.01(a) hereof, as soon as practicable after the Closing Date, the Servicing Transfer Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Indenture, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Depositor, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each MERS Eligible Mortgage Loan, to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded.

     (b) Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Issuer, subject to the lien of the Indenture Trustee shall be recorded as to each Non-MERS Mortgage Loan unless instructions to the contrary are delivered to the Servicer, in writing, by the Indenture Trustee. Subject to the preceding sentence, as soon as practicable after the Closing Date or Servicing Transfer Date, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller on behalf of the Depositor, shall cause to be properly recorded in each public recording office where such Non-MERS Eligible Mortgage Loans are recorded each Assignment of Mortgage. Notwithstanding the foregoing, the Servicer shall not cause to be recorded any Assignment which relates to a Mortgage Loan in a jurisdiction where the Rating Agencies do not require recordation; provided further, notwithstanding the foregoing, upon the occurrence of certain events set forth in the Transfer and Servicing Agreement, each such assignment of Mortgage shall be recorded by the Master Servicer as set forth in the Transfer and Servicing Agreement.

     (c) Additionally, the Servicer shall prepare and execute any note endorsements relating to any of the Non-MERS Mortgage Loans.

     (d) All rights arising out of the Mortgage Loans shall be vested in the Issuer, subject to the lien of the Indenture Trustee, subject to the Servicer’s right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation to which the Servicer is entitled as set forth herein, including but not limited to any and all servicing compensation pursuant to Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Issuer, subject to the lien of the Indenture Trustee pursuant to the terms of this Agreement.

     (e) Any out-of-pocket costs incurred by the Servicer pursuant to this Section 2.02 and Section 3.01(a), including any recording or other fees in connection with the Servicer’s obtaining the necessary powers of attorney (and which are specified herein to be an expense of the Seller) shall be reimbursed to the Servicer by the Seller within five (5) Business Days of receipt by the Seller of an invoice for reimbursement. The Issuer shall not have any obligation to reimburse the Seller for any such reimbursement made to the Servicer.

ARTICLE III.

SERVICING OF THE MORTGAGE LOANS

     Section 3.01 Servicer to Service.

     The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Closing Date or Servicing Transfer Date, as applicable, and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

     The Seller, the Master Servicer and the Servicer additionally agree that the Servicer has and will continue to fully furnish, in accordance with the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”) and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit H, reporting each of the following statuses each month with respect to a Mortgage Loan in a Fannie Mae pool: new origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

     The Seller and the Servicer additionally agree as follows:

     (a) The Servicer shall (A) record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible Mortgage Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (B) with the cooperation of the Indenture Trustee, take such actions as are necessary to cause the Indenture Trustee to be clearly identified as the owner of each MERS Mortgage Loan and each MERS Eligible Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS; (iii) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Mortgage Loans; (C) record or cause to be recorded, subject to Section 2.02(b) hereof, all Assignments of Mortgage with respect to Non-MERS Mortgage Loans in the name of the Indenture Trustee; (D) pay the recording costs pursuant to Section 2.02 hereof; and/or (E) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be reimbursed by the Seller for the fees in connection with the preparation and recordation of the Mortgages and Assignments of Mortgage. After the fees and expenses of recording incurred by the Servicer pursuant to Section 2.02 and this Section 3.01(a) hereof shall have been paid by the Servicer, the Servicer shall submit to the Seller a reasonably detailed invoice for reimbursement of such costs and expenses.

     (b) If applicable, the Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Mortgage Loan of the transfer of the servicing thereto to the Servicer.

     (c) The Servicer shall be responsible for the preparation of and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

     Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee (other than a Prepayment Charge) that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any obligor under any Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Indenture Trustee shall execute and deliver to the Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Indenture Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Indenture Trustee shall not be liable for the actions of the Servicer under such powers of attorney. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any FASIT created under the Indenture to fail to qualify as a FASIT or result in the imposition of any tax under Section 860L(e) of the Code.

     The Servicer is authorized, without the prior approval of the Master Servicer or the Seller, to consent to the refinancing of any Superior Lien on Mortgaged Property, provided that (i) the resulting Combined Loan-to-Value Ratio of such Second Lien Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; (ii) the interest rate, or in the case of any Superior Lien which is an Adjustable Rate Mortgage Loan, the applicable Maximum Rate which can be charged under the related Mortgage Note is no more than 2.00% higher than the interest rate or the Maximum Rate, as the case may be, on the loan evidencing the existing Superior Lien immediately prior to the date of such refinancing; and (iii) the Mortgage Loan evidencing the Superior Lien is not subject to negative amortization.

     The Servicer shall not without the Indenture Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Indenture Trustee’s name without indicating the Servicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Issuer or the Indenture Trustee, as applicable, to be registered to do business in any state. The Servicer shall indemnify the Issuer and the Indenture Trustee, as applicable, for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

     Notwithstanding anything to the contrary in this Agreement, the Servicer shall not (unless the Servicer determines, in its own discretion, that there exists a situation of extreme hardship to the Mortgagor), waive any premium or penalty in connection with a prepayment of principal of any Mortgage Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a Prepayment Charge except as provided in Section 3.19 hereof.

     In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the Fannie Mae Guides, and the Master Servicer’s and the Seller’s reliance on the Servicer.

     Section 3.02 Collection of Mortgage Loan Payments.

     Continuously from the Closing Date or Servicing Transfer Date, as applicable, until the date that each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the

Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Servicer shall also apply payments of interest and principal against any Simple Interest Mortgage Loans using the Simple Interest Method.

     Section 3.03 Establishment of and Deposits to Custodial Account.

     The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled, as directed by the Master Servicer, “Aurora Loan Services Inc. in trust for U.S. Bank National Association, as Indenture Trustee for the SASCO Mortgage Loan Trust 2004-GEL2.” The Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a certification notice in the form of Exhibit B. A copy of such certification notice shall be furnished to the Master Servicer and the Indenture Trustee and, upon request, to any subsequent owner of the Mortgage Loans.

     The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) or received by the Servicer prior to the Cut-off Date but allocable to the period subsequent thereto) or Servicing Transfer Date, as applicable:

          (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

          (iii) all Prepayment Charges or any Servicer Prepayment Charge Payment Amounts to be paid by the Servicer to the Issuer;

          (iv) all Liquidation Proceeds;

          (v) all Insurance Proceeds (other than amounts applied to the restoration or repair of the Mortgaged Property to be immediately released to the Mortgagor in accordance with Accepted Servicing Practices);

          (vi) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

          (vii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution, made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for the Mortgage Loans;

          (viii) all Monthly Advances made by the Servicer pursuant to Section 4.03;

          (ix) any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy;

          (x) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

          (xi) any amounts required to be deposited by the Servicer pursuant to Section 3.07 in connection with any unpaid claims that are a result of a breach by the Servicer or any subservicer of the obligations hereunder or under the terms of a PMI Policy;

          (xii) any amounts received by the Servicer under a PMI or LPMI Policy pursuant to Section 3.07; and

          (xiii) any other amount required hereunder to be deposited by the Servicer in the Custodial Account.

     The Servicer shall also deposit from its own funds into the Custodial Account, without the right to reimbursement, except from Net Simple Interest Excess, an amount equal to any Net Simple Interest Shortfall (to the extent not offset by Net Simple Interest Excess) for the related Due Period and remit such funds to the Master Servicer pursuant to Section 4.01.

     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account.

     Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

     Section 3.04 Permitted Withdrawals From Custodial Account.

     The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

          (i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

          (ii) with respect to each LPMI Loan, in the amount of the related LPMI Fee, to make payments with respect to premiums for LPMI Policies in accordance with Section 3.07;

          (iii) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

          (iv) to pay itself investment earnings on funds deposited in the Custodial Account;

          (v) to clear and terminate the Custodial Account upon the termination of this Agreement;

          (vi) to transfer funds to another Eligible Institution in accordance with Section 3.11 hereof;

          (vii) to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

          (viii) to reimburse itself to the extent of funds in the Custodial Account for Monthly Advances of the Servicer’s funds made pursuant to Section 4.03, the Servicer’s right to reimburse itself pursuant to this subclause (viii) with respect to any Mortgage Loan being limited to amounts received on or in respect of the related Mortgage Loan which represent late recoveries of payments of principal or interest with respect to which a Monthly Advance was made, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Indenture Trustee, provided, however, that following the final liquidation of a Mortgage Loan, the Servicer may reimburse itself for previously unreimbursed Monthly Advances in excess of Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan from any funds in the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Indenture Trustee. The Servicer may recover at any time from amounts on deposit in the Custodial Account the amount of any Monthly Advances that the Servicer deems nonrecoverable or that remain unreimbursed to the Servicer from related Liquidation Proceeds after the final liquidation of the Mortgage Loan;

          (ix) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (ix) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Indenture Trustee;

          (x) to reimburse itself for remaining unreimbursed Servicing Advances with respect to any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on behalf of the Indenture Trustee or on account of such Mortgage Loan has been recovered;

          (xi) to pay itself an amount equal to the Net Simple Interest Excess, if any, for the related Due Period to the extent not offset by Net Simple Interest Shortfalls;

          (xii) to reimburse itself for expenses incurred or reimbursable to the Servicer pursuant to Sections 3.12 and 6.03 to the extent not previously reimbursed under clause (ix) of this Section 3.04; and

          (xiii) to withdraw any funds deposited to the Custodial Account in error.

     Section 3.05 Establishment of and Deposits to Escrow Account.

     The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, as directed by the Master Servicer, “Aurora Loan Services Inc. in trust for U.S. Bank National Association, as Indenture Trustee for the SASCO Mortgage Loan Trust 2004-GEL2.” Each Escrow Account shall be an Eligible Deposit Account established with an Eligible Institution in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a certification notice in the form of Exhibit C. A copy of such certification notice shall be furnished to the Master Servicer and the Indenture Trustee and, upon request, to any subsequent owner of the Mortgage Loans.

     The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

          (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

          (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds that are to be applied to the restoration or repair of any Mortgaged Property.

     The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

     Section 3.06 Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

          (i) to effect timely payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

          (ii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

          (iii) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

          (iv) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments;

          (v) for application to restoration or repair of the Mortgaged Property in accordance with Fannie Mae Guides;

          (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

          (vii) to withdraw any funds inadvertently deposited into the Escrow Account by the Servicer in error; and

          (viii) to clear and terminate the Escrow Account on the termination of this Agreement.

     Section 3.07 Maintenance of PMI Policy and/or LPMI Policy; Claims.

     (a) The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Servicer shall be obligated to make premium payments with respect to (a) LPMI Policies, to the extent of the LPMI Fee set forth on the Mortgage Loan Schedule with respect to any LPMI Loans, and (b) in the case of PMI Policies required to be maintained by the Mortgagor rather than the Seller or the Issuer, if the Mortgagor is required but fails to pay any PMI Policy premium, such PMI Policy.

     With respect to each Mortgage Loan (other than LPMI Loans) with a loan-to-value ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

     (b) With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Indenture Trustee as are necessary to service, maintain and administer the related Mortgage Loan in accordance with either such policy and to enforce the rights under such policy. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Issuer to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such policy; provided that the Servicer shall not take, or permit any subservicer to modify or assume, a Mortgage Loan covered by a LPMI Policy or PMI Policy or take any other action with respect to such Mortgage Loan which would result in non-coverage under such policy of any loss which, but for actions of the Servicer or the subservicers, would have been covered thereunder. If the Qualified Insurer fails to pay a claim under a LPMI Policy or PMI Policy as a result of a breach by the Servicer or subservicer of its obligations hereunder or under either such policy, the Servicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Issuer. The Servicer shall cooperate with the Qualified Insurers and shall use its Best Efforts to furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in and LPMI Policy or PMI Policy, the Servicer shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

     (c) In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Indenture Trustee, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 3.03(xii), subject to withdrawal pursuant to Section 3.04.

     (d) The Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents (within three (3) Business Days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer any PMI or LPMI Policy; provided, however, that the Indenture Trustee shall not be liable for the actions of the Servicer under such power of attorney.

     Section 3.08 Fidelity Bond and Errors and Omissions Insurance.

     The Servicer shall keep in force during the term of this Agreement a Fidelity Bond and Errors and Omissions Insurance Policy. Such Fidelity Bond and Errors and Omissions Insurance Policy shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a Fannie Mae or Freddie Mac seller-servicer and shall by its terms not be cancelable without thirty days’ prior written notice to the Master Servicer and the Indenture Trustee. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer and the Indenture Trustee a copy of each such bond and insurance policy if (i) the Master Servicer and the Indenture Trustee so request and (ii) the Servicer is not an affiliate of Lehman Brothers Inc. at the time of such request.

     Section 3.09 Notification of Adjustments.

     With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

     Section 3.10 Completion and Recordation of Assignments of Mortgage.

     As soon as practicable after the Closing Date, the Servicing Transfer Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Indenture, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable public recording office), the Servicer shall cause the endorsements on the Mortgage Note (if applicable) and the Assignments of Mortgage (subject to Section 3.01(a)), to be completed in the name of the Indenture Trustee (or MERS, as applicable).

     Section 3.11 Protection of Accounts.

     The Servicer may transfer any Custodial Account or any Escrow Account to a different Eligible Institution from time to time, provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account as the case may be, to an Eligible Institution. The Servicer shall give notice to the Master Servicer and the Indenture Trustee of any change in the location of the Custodial Account.

     The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Indenture Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

     Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments. Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Indenture Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Servicer out of its own funds immediately as realized.

     Section 3.12 Payment of Taxes, Insurance and Other Charges.

     With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy and LPMI Policy (if any) premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer shall not be required to maintain records with respect to the payment of the LPMI Premiums unless the Servicer shall be required to make payment of such premiums and such requirements shall be indicated on the Mortgage Loan Schedule with respect to each applicable Mortgage Loan. The Servicer assumes full responsibility for the timely payment of all such bills, shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and shall make advances from its own funds to effect such payments. With regard to any Mortgage Loans for which the Mortgagor is not required to escrow Escrow Payments with the Servicer, the Servicer shall use reasonable efforts consistent with Accepted Servicing Practices to determine that any such payments are made by the Mortgagor at the time they first became due and shall insure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such Mortgage is not left uninsured and shall make advances from its own funds to effect any such delinquent payments to avoid the lapse of insurance coverage on the Mortgaged Property or to avoid the imposition of a tax lien.

     Section 3.13 Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the greater of (i) then outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

     If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall force place the required flood insurance on the Mortgagor’s behalf.

     Section 3.14 Maintenance of Mortgage Impairment Insurance.

     In the event that the Servicer shall obtain and maintain a blanket policy (a “Mortgage Impairment Insurance Policy”) insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such Mortgage Impairment Insurance Policy provides coverage in an amount equal to the amount required pursuant to Section 3.13 and otherwise complies with all other requirements of Section 3.13, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.13. Any amounts collect by the Servicer under any such Mortgage Impairment Insurance Policy relating to a Mortgage Loan shall be deposited in the Custodial Account or Escrow Account subject to withdrawal pursuant to Section 3.04 or 3.06. Such Mortgage Impairment Insurance Policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.13, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under such blanket policy because of such deductible clause, such amount to deposited from the Servicer’s funds, without reimbursement therefore.

     Section 3.15 Restoration of Mortgaged Property.

     The Servicer need not obtain the approval of the Indenture Trustee or the Master Servicer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, with respect to claims greater than $10,000, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

          (iii) the Servicer shall verify that the Mortgage Loan is not 60 or more days delinquent; and

          (iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

     With respect to claims of $10,000 or less, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i) the related Mortgagor shall provide an affidavit verifying the completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Servicer shall verify the total amount of the claim with the applicable insurance company; and

          (iii) the Servicer shall verify that the Mortgage Loan is not 60 or more days delinquent. If the account is 60 or more days delinquent, pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

     Section 3.16 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Indenture Trustee or its nominee (or MERS, as applicable), or in the event the Indenture Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Indenture Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the

Indenture Trustee shall acknowledge in writing that such title is being held as nominee for the Indenture Trustee.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Indenture Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Indenture Trustee. If the Servicer determines that it is in the best interest of the Indenture Trustee to not proceed with foreclosure or accept a deed in lieu of foreclosure, the Servicer shall have the right to do so, whereupon the related Mortgage Loan shall be deemed to be finally liquidated and the Servicer shall have the right to release the lien of the Mortgage on the related Mortgage Property and the Servicer shall be entitled to reimbursement for all outstanding unreimbursed Servicing Advances and Monthly Advances from the Custodial Account in accordance with Section 3.04(viii).

     The Servicer may permit an obligor to pay off a non-performing Mortgage Loan at less than its unpaid principal balance or chargeoff of all or a portion of such non-performing Mortgage Loan if such discounted payoff or chargeoff is in accordance with Accepted Servicing Practices and the Servicer believes that such discounted payoff is in the best interest of the Issuer; provided that in the case of any proposed discounted payoff or chargoff, the Servicer shall notify the Master Servicer and the Indenture Trustee, by telecopy and telephone, of the proposed discounted payoff. The Master Servicer and the Indenture Trustee shall each be deemed to have approved the discounted payoff of any Mortgage Loan unless either of the Master Servicer or the Indenture Trustee notifies the Servicer in writing, within five (5) Business Days after its receipt of the related notice, that it disapproves of the discounted payoff, in which case the Servicer shall not proceed with such discounted payoff.

     Notwithstanding anything to the contrary contained in this Section 3.16, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Master Servicer otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Master Servicer and the Indenture Trustee with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Master Servicer, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In such instance, the Master Servicer shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless either party notifies the Servicer in writing, within two (2) Business Days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the Custodial Account.

     Subject to the approval of the Master Servicer and the Indenture Trustee as described in this paragraph, the disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Issuer, subject to the lien of the Indenture Trustee. Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer and the Indenture Trustee of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”). The Master Servicer and the Indenture Trustee shall be deemed to have approved the sale of any REO Property unless either notifies the Servicer in writing, within 2 Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale. With respect to any REO Property, upon a REO Disposition, the Servicer shall be entitled to retain from REO Disposition Proceeds a disposition fee equal to $1,500.

     In the event that the Issuer, subject to the lien of the Indenture Trustee, acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Issuer, subject to the lien of the Indenture Trustee, unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the FASIT Provisions and any relevant proposed legislation and under applicable state law, the Trust FASIT may hold REO Property for a longer period without adversely affecting the FASIT status of any FASIT formed pursuant to the Indenture or causing the imposition of a federal or state tax upon any such FASIT. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Issuer, subject to the lien of the Indenture Trustee, or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Indenture Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Issuer, subject to the lien of the Indenture Trustee, to request such grant of extension.

     Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Issuer, subject to the lien of the Indenture Trustee, shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Issuer, subject to the lien of the Indenture Trustee, in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860L(c)(3) of the Code;

or (ii) subject any FASIT formed pursuant to the Indenture to the imposition of any federal income taxes on the income earned from such REO Property, unless the Servicer has agreed to indemnify and hold harmless the Issuer and the Indenture Trustee with respect to the imposition of any such taxes.

     The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

     The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the Fannie Mae Guides. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

     Section 3.17 Real Estate Owned Reports.

     Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer, the Credit Risk Manager and the Indenture Trustee on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Master Servicer or the Indenture Trustee shall reasonably request.

     Section 3.18 MERS.

     (a) The Servicer shall use its Best Efforts to cause the Indenture Trustee to be identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     (b) The Servicer shall maintain in good standing its membership in MERS. In addition, the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended. If the Servicer fails to maintain its membership in MERS in good standing, or otherwise elects to terminate its membership in MERS, the costs associated with termination of such membership shall be borne by the Servicer.

     (c) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership in such Mortgage Loans of which the Servicer has notice.

     (d) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall notify MERS as to any transfer of servicing pursuant to Section 9.01 within 10 Business Days of such transfer of servicing. The Servicer shall cooperate with the Indenture Trustee, the Master Servicer and any successor Servicer to the extent necessary to ensure that such transfer of servicing is appropriately reflected on the MERS system.

     Section 3.19 Waiver of Prepayment Penalties.

     Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan. If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Issuer, subject to the lien of the Indenture Trustee, at such time (by deposit to the Trust Custodial Account) an amount equal to the amount of the Prepayment Charge not collected; provided, however, the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 3.19 if the failure to collect such amount is the result of inaccurate or incomplete information on the Prepayment Charge Schedule provided by LBH and which is included as part of the Mortgage Loan Schedule attached hereto as Exhibit A. Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (iii) below) a Prepayment Charge without paying to the Issuer the amount of such Prepayment Charge only if the related prepayment is not the result of a refinancing by the Servicer or its designee and such waiver (i) relates to a defaulted Mortgage Loan or a reasonably foreseeable default, such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, and such waiver, in the reasonable judgment of the Servicer, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan, or (ii) relates to a prepayment charge the collection of which, in the reasonable judgment of the Servicer, would be a violation of applicable laws, (iii) relates to a prepayment charge, the collection of which would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters or (iv) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is in foreclosure.

     Section 3.20 Safeguarding Customer Information.

     The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616 and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

     The Servicer shall promptly provide the Master Servicer and the Indenture Trustee information reasonably available to it regarding such security measures upon the reasonable request of the Master Servicer and the Indenture Trustee which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Servicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Servicer with respect to its security measures to the extent reasonably necessary in order for the Seller to satisfy its obligations under the Guidelines.

     Section 3.21 Superior Liens.

     The Servicer shall monitor the status of each Superior Lien in accordance with Accepted Servicing Practices. If necessary to comply with Accepted Servicing Practices and permitted by applicable law, the Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a Superior Lien for the protection of the Indenture Trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption.

     If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the Superior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Issuer, whatever actions are necessary to protect the interests of the Indenture Trustee in accordance with Accepted Servicing Practices. The Servicer shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Second Lien Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related Second Lien Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

ARTICLE IV.

PAYMENTS TO MASTER SERVICER

     Section 4.01 Remittances.

     On each Remittance Date, no later than 3:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (i) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (ii) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 4.03 (and which the Servicer has not already deposited in the Custodial Account pursuant to Section 3.03(viii), plus (iii) the amount of any Net Simple Interest Shortfall not offset by Net Simple Interest Excess for the related Due Period; minus (iv) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(vii), and minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

     With respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Indenture Trustee or the Master Servicer.

     All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

JPMorgan Chase Bank
New York, New York
ABA#: 021-000-021
Account Name: Aurora Loan Services Inc.
                            Master Servicing Payment Clearing Account
Account Number: 066-611059
Beneficiary: Aurora Loan Services Inc.
For further credit to: SASCO 2004-GEL2

     Section 4.02 Statements to Master Servicer.

     Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer, and the Indenture Trustee (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. The format of this monthly reporting may be amended from time to time to the extent necessary to comply with applicable law or the terms of the Transfer and Servicing Agreement

     Such monthly remittance advice shall also be accompanied with a supplemental report provided to the Master Servicer, the Indenture Trustee and the Seller which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed, (ii) the amount of any claim payments made, (iii) the amount of claims denied or curtailed and (iv) policies cancelled with respect to those Mortgage Loans covered by any PMI Policy purchased by the Seller on behalf of the Issuer, subject to the lien of the Indenture Trustee; provided, however, notwithstanding anything to the contrary contained in a PMI Policy, the Servicer shall not be required to submit any supplemental reports including the foregoing data with respect to any such PMI Policy until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing system in accordance with requirements.

     In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2004, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer, and the Indenture Trustee such information concerning the Mortgage Loans and annual remittances to the Master Servicer therefrom as is necessary for the Indenture Trustee to prepare the Issuer’s federal income tax return and for any investor in the Securities to prepare any required tax return. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer and the Indenture Trustee pursuant to any requirements of the Code as from time to time are in force. The Servicer shall also provide to the Indenture Trustee such information as may be requested by it and required for the completion of any tax reporting responsibility of the Indenture Trustee within such reasonable time frame as shall enable the Indenture Trustee to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

     Section 4.03 Monthly Advances by Servicer.

     On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to all Monthly Payments (in the case of Simple Interest Mortgage Loans, solely the portion of the Monthly Payments attributable to interest) which were due on the Mortgage Loans during the applicable Due Period and which were Delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer and the Indenture Trustee upon request. No provision in this Agreement shall be construed as limiting the Servicer’s right to (i) pass through late collections on the related Mortgage Loans in lieu of making Monthly Advances or (ii) reimburse itself for such Monthly Advances from late collections on the related Mortgage Loans.

     The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan unless the Servicer deems such Monthly Advance to be non-recoverable, as evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer.

ARTICLE V.

GENERAL SERVICING PROCEDURES

     Section 5.01 Servicing Compensation.

     As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain (i) the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month and (ii) Ancillary Income. In addition, if at any time the Servicer is the Retained Interest Holder with respect to any Mortgage Loans, then the Servicer, as the Retained Interest Holder, shall retain an amount equal to the Retained Interest relating to such Mortgage Loans; provided, that (i) the Indenture Trustee and the Master Servicer shall have no obligation to make payment of the Retained Interest to the Servicer and (ii) the Servicer’s right to retain the Retained Interest is limited to (and the Retained Interest may only be retained from) the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of the Monthly Payments collected by the Servicer with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The Servicing Fee shall be payable monthly. The Servicing Fees shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment or as otherwise provided in Section 3.04. The obligation of the Issuer to pay the Servicing Fees is limited as provided in Section 3.04. The aggregate of the Servicing Fees payable to the Servicer for any month with respect to the Mortgage Loans shall be reduced by any Prepayment Interest Shortfall Amount with respect to such month.

     The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

     Section 5.02 Annual Audit Report.

     On or before March 15th of each year, beginning with March 15th, 2005, the Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller, the Indenture Trustee, the Depositor and Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Servicer’s duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or such other attestation program as may be required by applicable law or regulation, such firm is of the opinion that Servicer’s overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

     Section 5.03 Annual Officer’s Certificate.

     (a) On or before March 15 of each year, beginning with March 15, 2005, the Servicer, at its own expense, will deliver to the Seller, the Indenture Trustee, the Depositor and the Master Servicer a Servicing Officer’s certificate or such other certificates as may be required under applicable law or regulation stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this

Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

     (b) For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Issuer, no later than March 15 of each year, beginning with March 15, 2005 (or if not a Business Day, the immediately preceding Business Day), or at any other time that the Master Servicer, the Depositor or the Indenture Trustee provides a certification pursuant to Sarbanes-Oxley and upon thirty (30) days written request of such parties, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Master Servicer, the Indenture Trustee and the Depositor for the benefit of the Issuer, the Indenture Trustee, the Master Servicer and the Depositor and their officers, directors and affiliates, in the form of Exhibit G hereto or as may be required by applicable law or regulation.

     Section 5.04 Transfers of Mortgaged Property.

     The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note; provided that, if in the Servicer’s prudent business judgment, it determines that an assumption of the Mortgage Loan is in the best interests of the Issuer, subject to the lien of the Indenture Trustee, it shall deliver notice of such determination to the Master Servicer and may permit such assumption if approved by the Master Servicer. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, so long as the Master Servicer has not consented to an assumption in accordance with the preceding sentence, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not be required to take such action if the Servicer, in its prudent business judgment, believes it is not in the best interests of the Issuer, and shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.

     If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or if the Master Servicer approves such assumption pursuant to the preceding paragraph, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the owner of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the owner of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note; provided that no such substitutions should be permitted unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Master Servicer that any such assumption or substitution agreement has been contemplated by forwarding to the Master Servicer a copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates). The Servicer shall forward an original copy of such agreement to the related Custodian to be held by such Custodian with the other documents related to such Mortgage Loan. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the Mortgage Interest Rate, the stated maturity or the outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any assumption fee collected by the Servicer for entering into an assumption agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, none of the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES
AND AGREEMENTS

     Section 6.01 Representations, Warranties and Agreements of the Servicer.

     The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller, the Master Servicer, the Issuer and the Indenture Trustee as of the Closing Date:

     (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the jurisdiction of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

     (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

     (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

     (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

     (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

     (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement;

     (g) Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac. The Servicer is a member in good standing of the MERS system;

     (h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

     (i) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller; and

     (j) Fair Credit Reporting Act. The Servicer for each mortgage loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

     Section 6.02 Remedies for Breach of Representations and Warranties of the Servicer.

     It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date or Servicing Transfer Date, as applicable, hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Seller and the Indenture Trustee. Upon discovery by either the Servicer, the Master Servicer, the Seller, the Depositor or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Seller or the Indenture Trustee, the party discovering such breach shall give prompt written notice to the other.

     Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its Best Efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Master Servicer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer. Such assignment shall be made in accordance with Section 9.01.

     In addition, the Servicer shall indemnify the Seller, the Master Servicer, the Issuer and the Indenture Trustee and hold each of them harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of the Seller, the Master Servicer, the Indenture Trustee and the Issuer respecting a breach of the foregoing representations and warranties.

     Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Seller, the Master Servicer, the Depositor or the Indenture Trustee to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Seller, Master Servicer or the Depositor for compliance with this Agreement.

     Section 6.03 Additional Indemnification by the Servicer; Third Party Claims.

     The Servicer shall indemnify the Seller, the Depositor, the Indenture Trustee, the Master Servicer and the Issuer and hold them harmless against any and all Costs that any such indemnified party may sustain in any way related to (i) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement (including, but not limited to its obligation to provide the certification pursuant to Section 5.03(b) hereunder) or for any inaccurate or misleading information provided in the certification required pursuant to Section 5.03(b) or (ii) the failure of the Servicer to cause any event to occur which would have occurred if the Servicer were applying Accepted Servicing Practices under this Agreement. The Servicer shall immediately notify the Seller, the Depositor, the Master Servicer, the Indenture Trustee, the Issuer or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party in the event of an indemnified claim) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any other party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. Subject to the Servicer’s indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement, the Issuer shall indemnify the Servicer and hold the Servicer harmless against any and all Costs that the Servicer may sustain in connection with any legal action relating to this Agreement, the Notes or the origination or Servicing of the Mortgage Loans by any prior owner or servicer, other than any Costs incurred by reason of the Servicer’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder.

     Section 6.04 Reporting Requirements of the Commission and Indemnification.

     Notwithstanding any other provision of this Agreement, the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission (collectively, “SEC Rules”) and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information regarding this Agreement and matters related to the Servicer, including as applicable (by way of example and not limitation), a description of any material litigation or governmental action or proceeding involving the Servicer or its affiliates (collectively, the “Servicer Information”), provided, that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Depositor in its sole discretion and its counsel to be necessary or advisable to comply with any SEC Rules.

     The Servicer hereby agrees to indemnify and hold harmless the Depositor, the Master Servicer, their respective officers and directors and each person, if any, who controls the Depositor or Master Servicer within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, the Master Servicer, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, the Master Servicer, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor or Master Servicer by or on behalf of the Servicer specifically in connection with this Agreement.

     Section 6.05 Indemnification with Respect to Certain Taxes and Loss of FASIT Status.

     In the event that any FASIT fails to qualify as a FASIT, loses its status as a FASIT, or incurs federal, state or local taxes as a result of a prohibited transaction under the FASIT Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Owner Certificate, the Master Servicer, the Indenture Trustee and the Issuer against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributablep to the action or inaction of the Indenture Trustee, the Depositor or the Holder of such Owner Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Owner Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Owner Certificate, the Indenture Trustee and the Issuer now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Securityholders (in addition to payment of principal and interest on the Securities).

ARTICLE VII.

THE SERVICER

     Section 7.01 Merger or Consolidation of the Servicer.

     The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall, with the prior written consent of the Master Servicer be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution

(i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae or Freddie Mac-approved servicer in good standing.

     Section 7.02 Limitation on Liability of the Servicer and Others.

     Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Seller, the Master Servicer, the Depositor or the Indenture Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Indenture Trustee and the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Issuer for the reasonable legal expenses and costs of such action.

     Section 7.03 Limitation on Resignation and Assignment by the Servicer.

     The Seller has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller and the Master Servicer, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller and the Master Servicer and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld by any of them; provided, that in each case, there must be delivered to the Seller, the Master Servicer and the Indenture Trustee a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Securities. Notwithstanding the foregoing, the Servicer, without the consent of the Seller, the Master Servicer or the Indenture Trustee, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Master Servicer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer, the Indenture Trustee and the Issuer which Opinion of Counsel shall be in form and substance acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 9.01.

     Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Seller and the Master Servicer, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

     Section 7.04 Subservicing Agreements and Successor Subservicer.

     (a) The Servicer may enter into subservicing agreements for any servicing and administration of the Mortgage Loans with any institution which (i) is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing and (ii) which represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement. For this purpose, subservicing shall not be deemed to include the use of a tax service, or services for reconveyance, insurance or brokering REO Property or the retention of third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions. The Servicer shall give prior written notice to the Master Servicer of the appointment of any subservicer and shall furnish to the Master Servicer a copy of such subservicing agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any subservicer of such payments. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement. Each subservicing agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns.

     (b) The Servicer may terminate any subservicing agreement to which it is a party in accordance with the terms and conditions of such subservicing agreement and either itself directly service the related Mortgage Loans or enter into a subservicing agreement with a successor subservicer that qualifies under Section 7.04(a).

     (c) Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Indenture Trustee, the Master Servicer, the Issuer and the Securityholders

for the servicing and administering of the Mortgage Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Servicer by such subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 7.05 Inspection.

     The Servicer shall offer the Master Servicer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Master Servicer and the Indenture Trustee its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VIII.

TERMINATION

     Section 8.01 Termination for Cause.

     This Agreement shall be terminable at the option of the Seller or the Master Servicer if any of the following events of default exist on the part of the Servicer:

          (i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

          (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days; or

          (iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Properties are located; or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

          (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

          (vii) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer; or

          (viii) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof, in each case without complying fully with the provisions of Section 7.03; or

          (ix) the Servicer’s residential primary servicer rating for servicing of subprime mortgage loan issued by any of the Rating Agencies is reduced below its rating in effect on the Closing Date or such rating is withdrawn; provided, however, that if the Servicer’s rating by any Rating Agency is reduced by not more than one level (e.g., from “strong” to “above average”) the Servicer shall have 180 days to cure such default by having the applicable Rating Agency restore the Servicer’s rating to its level in effect on the Closing Date.

     In each and every such case, so long as an event of default shall not have been remedied within the applicable cure period, in addition to whatever rights the Seller, the Master Servicer or the Indenture Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Seller or the Master Servicer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

     Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor Servicer appointed by the Master Servicer with the consent of the other party. Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Seller, the Master Servicer, the Indenture Trustee and such successor servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     By a written notice the Seller\ or the Master Servicer with the consent of the other parties may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Upon a termination for cause pursuant to Section 8.01, all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be paid by the Issuer, as such amounts are received from the related Mortgage Loans.

     Section 8.02 Termination Without Cause.

     (a) This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, (ii) mutual consent of the Servicer, the Seller and the Master Servicer in writing provided such termination is also acceptable to the Rating Agencies or (iii) with the prior written consent of the Master Servicer at the discretion of the Seller. Any such termination pursuant to clause (iii) above shall be with 30 days’ prior notice, in writing and delivered to the Master Servicer and the Servicer by registered mail to the addresses set forth in Section 9.03 of this Agreement. The Servicer shall comply with the termination procedures set forth in Sections 7.03, 8.01 and 9.01 hereof. The Master Servicer shall not have the right to terminate the Servicer pursuant to clause (iii) of this Section 8.02(a). In connection with a termination by the Seller pursuant to clause (iii) of this Section 8.02(a), the Servicer shall be reimbursed by the Seller for all unreimbursed out-of-pocket Servicing Advances, Monthly Advances and Servicing Fees and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing at the time of such transfer of servicing. All invoices received by the Servicer after termination will be forwarded to the Seller or the successor servicer for payment within thirty (30) days of receipt from the Servicer.

     (b) In the event that the Servicer decides to terminate its obligations under this Agreement as set forth in clause (ii) of Section 8.02(a), the Servicer agrees that it will continue to service the Mortgage Loans beyond the prescribed termination date until such time as the Master Servicer, using reasonable commercial efforts, is able to appoint a successor servicer meeting the characteristics of Sections 7.01 and 9.01.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

     Section 9.01 Successor to the Servicer.

     Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(a)(ii), the Master Servicer shall (i) within 90 days of the Servicer’s notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(a)(iii), the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer shall be a member in good standing of the MERS system (if any of the Mortgage Loans are MERS Eligible Mortgage Loans, unless such Mortgage Loans are withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Indenture Trustee at the expense of the successor Servicer). Any approval of a successor servicer by the Master Servicer shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Issuer, be conditioned upon the receipt by the Master Servicer, the Seller and the Indenture Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Master Servicer, the Indenture Trustee, the Issuer and the Seller under Sections 6.02, 6.03 and 6.04, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 6.04 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

     Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage. The Servicer shall cooperate with the Indenture Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer, the Master Servicer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 (including a representation that the successor servicer is a member of MERS, unless none of the Mortgage Loans are MERS Mortgage Loans or MERS Eligible Mortgage Loans or any such Mortgage Loans have been withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Indenture Trustee) and provide for the same remedies set forth in Sections 6.02, 6.03 and 6.04 herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01 or 8.02 shall not affect any claims that the Seller, the Master Servicer or the Indenture Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation. In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Transfer and Servicing Agreement.

     The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

     Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Seller, the Master Servicer and the Depositor of such appointment in accordance with the procedures set forth in Section 9.03.

     Section 9.02 Costs.

     The Seller shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by the Seller. Subject to Sections 2.02 and 3.01(a), the Seller, on behalf of the Depositor, shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

     Section 9.03 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

     (i) if to LBH:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 7th Floor
New York, New York 10019
Attention: Manager, Contract Finance (SASCO 2004-GEL2)
Telephone: (212) 526-7000
Facsimile: (212) 526-8950

     (ii) if to the Servicer:

Aurora Loan Services Inc.
10350 Park Meadows Drive
Littleton, Colorado 80124
Attention: President
Telephone: (303) 632-3000
Facsimile: (303) 632-3001

with a copy to:

Aurora Loan Services Inc.
601 Fifth Avenue
P.O. Box 1706
Scottsbluff, Nebraska 69361
Attention: Manager, Loan Administration
Telephone: (308) 220-2000
Facsimile: (308) 632-4287

     (iii) if to the Master Servicer:

Aurora Loan Services Inc.
2530 South Parker Road
Suite 601
Aurora, Colorado 80014
Attention: E. Todd Whittemore
Telephone: (303) 632-3422
Facsimile: (303) 632-3123

     (iv) if to the Indenture Trustee:

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS3D
St. Paul, Minnesota 55107
Attention: Structured Finance Department/SASCO 2004-GEL2

     (v) if to the Issuer:

SASCO Mortgage Loan Trust 2004-GEL2
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Fax: (302) 636-4140

     (vi) if to the Credit Risk Manager:

The Murrayhill Company
1700 Lincoln Street, Suite 1600
Denver, Colorado 80203
Attention: General Counsel
Telephone: (720) 947-6947
Facsimile: (720) 947-6598

Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

     Section 9.04 Severability Clause.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

     Section 9.05 No Personal Solicitation.

     From and after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan (on a targeted basis) for any purposes of prepayment, refinancing or modification of the related Mortgage Loan, provided, however, that this limitation shall not prohibit Servicer from soliciting such Mortgagor for purposes of prepayment, refinance or modification of any loan owned or serviced by Servicer other than a Mortgage Loan. It is understood and agreed that, among other marketing activities, promotions undertaken by Servicer which are directed of the general public at large or which are directed generally to a segment of the then existing customers of Servicer or any of its direct or indirect subsidiaries (including, without limitation, the mailing of promotional materials to Servicer’s deposit customers by inserting such materials into customer account statements, mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements) shall not constitute solicitation under this section. In the event the Servicer does refinance any Mortgage Loan as a result of a violation of the requirements set forth in this Section 9.05, Servicer hereby agrees to pay to the Issuer, subject to the lien of the Indenture Trustee, an amount equal to the difference, if any, between the amount that the Issuer would have received if it had sold the Mortgage Loan to a third party, and the proceeds received by the Issuer as a result of such refinancing.

     Section 9.06 Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     Section 9.07 Place of Delivery and Governing Law.

     This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 9.08 Further Agreements.

     The Seller, the Master Servicer and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 9.09 Intention of the Parties.

     It is the intention of the parties that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Issuer, subject to the lien of the Indenture Trustee, remains the sole and absolute owner of the Mortgage Loans and all rights (other than the servicing rights) related thereto.

     Section 9.10 Successors and Assigns; Assignment of Servicing Agreement.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller, the Indenture Trustee and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03 and shall not be assigned, pledged or hypothecated by the Seller, as applicable, except as and to the extent provided in Section 9.11.

     Section 9.11 Assignment by The Seller.

     The Seller shall have the right, upon notice to but without the consent of the Servicer, to assign, in whole or in part (but exclusive of such Seller’s rights as owner of the servicing rights relating to the Mortgage Loans), its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Issuer, which in turn shall assign its rights to the Indenture Trustee, and the Indenture Trustee then shall succeed to all rights of such Seller under this Agreement. All references to the Seller in this Agreement shall be deemed to include its assignee or designee and any subsequent assignee or designee, specifically including the Indenture Trustee, except with respect to the Seller’s retained servicing rights pursuant to Section 8.02(a)(iii).

     The Seller shall have the right, upon notice to but without the consent of the Servicer, to assign, in whole or in part, its retained servicing rights. All references to the Seller in this Agreement, in its capacity as an owner of servicing rights, shall be deemed to include the assignee or designee and any subsequent assignee or designee, of such Seller’s rights arising pursuant to Section 8.02(a)(iii).

     Section 9.12 Amendment.

     This Agreement may be amended from time to time by the written agreement signed by the Master Servicer, the Seller and the Servicer with the consent of the Issuer, which in turn shall assign its rights to the Indenture Trustee; provided that the party requesting such amendment shall, at its own expense, provide the Indenture Trustee, the Master Servicer and the Seller with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Securityholders in the Mortgage Loans. Any such amendment shall be deemed not to adversely affect in any material respect any the interest of the Securityholders in the Mortgage Loans, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Notes (and any Opinion of Counsel requested by the Indenture Trustee, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefore); provided, however, this Agreement may be amended by the Servicer, the Seller, the Master Servicer and the Indenture Trustee from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Seller and its counsel, to comply with the SEC Rules.

     Section 9.13 Waivers.

     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     Section 9.14 Exhibits.

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 9.15 Intended Third Party Beneficiaries.

     Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Indenture Trustee and the Issuer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Indenture Trustee and the Issuer as if they were parties to this Agreement, and the Indenture Trustee (acting through the Master Servicer) and the Issuer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Credit Risk Management Agreement. Notwithstanding the foregoing, all rights of the Issuer and Indenture Trustee hereunder and all rights and obligations of the Master Servicer hereunder (other than the right to indemnification) shall terminate upon the termination of the Trust pursuant to the Trust.

     Section 9.16 General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     (e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

     (f) the term “include” or “including” shall mean by reason of enumeration.

     Section 9.17 Reproduction of Documents.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 9.18 Protection of Confidential Information.

     The Servicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or it is otherwise in accordance with Accepted Servicing Practices.

     IN WITNESS WHEREOF, the Servicer, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By:	/s/ Stanley Labanowski

Name: Stanley Labanowski
Title: Authorized Signatory

AURORA LOAN SERVICES INC.,
as Servicer

By:	/s/ Leo C. Trautman, Jr.

Name: Leo C. Trautman, Jr.
Title: Senior Vice President

AURORA LOAN SERVICES INC.,
as Master Servicer

By:	/s/ E. Todd Whittemore

Name: E. Todd Whittemore
Title: Executive Vice President

Acknowledged By:

SASCO MORTGAGE LOAN TRUST
2004-GEL2

By: WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as
Owner Trustee

By:	/s/ Linda C. Mack

Name: Linda C. Mack
Title: Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Charles F. Pedersen

Name: Charles F. Pedersen
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

(Including Prepayment Charge Schedule)

A-1

EXHIBIT B

CUSTODIAL ACCOUNT CERTIFICATION NOTICE

_________, 20__

To:

Aurora Loan Services Inc.
2530 South Parker Road
Suite 601
Aurora, Colorado 80014
Attention: E. Todd Whittemore
(SASCO 2004-GEL2)

     As Servicer under the Servicing Agreement, dated as of June 1, 2004 among Aurora Loan Services Inc., as Servicer, Lehman Brothers Holdings Inc., as Seller and you, as Master Servicer (the “Agreement”), we hereby certify to you that we have established an account at [insert name of financial institution], as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as “Aurora Loan Services Inc., in trust for U.S. Bank National Association, as Indenture Trustee for SASCO Mortgage Loan Trust 2004-GEL2.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.

AURORA LOAN SERVICES INC.

By:

Name:
Title:

B-1

EXHIBIT C

ESCROW ACCOUNT CERTIFICATION NOTICE

_______ __, 20__

To:

Aurora Loan Services Inc.
2530 South Parker Road
Suite 601
Aurora, Colorado 80014
Attention: E. Todd Whittemore
(SASCO 2004-GEL2)

     As Servicer under the Servicing Agreement, dated as of May 1, 2004 among Aurora Loan Services Inc., as Servicer, Lehman Brothers Holdings Inc., as Seller and you, as Master Servicer (the “Agreement”), we hereby certify to you that we have established an account at [insert name of financial institution], as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as “Aurora Loan Services Inc., in trust for U.S. Bank National Association, as Indenture Trustee for SASCO Mortgage Loan Trust 2004-GEL2.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.

AURORA LOAN SERVICES INC.

By:

Name:
Title:

C-1

EXHIBIT D-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL, REQUIRED	Number two decimals
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL, REQUIRED, .00 IF NO COLLECTIONS	Number two decimals
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST, .00 IF NOT APPLICABLE	Number two decimals
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF	Number two decimals
ENDACTBAL	ENDING TRIAL BALANCE .00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF	Number two decimals
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals	Example .0025000
for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
PIPMT	P&I CONSTANT, REQUIRED ..00 IF PAIDOFF	Example .0675000 for 6.75% Number two decimals

D-1-1

EXHIBIT D-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

FIELD NAME	DESCRIPTION
% of MI Coverage	% of MI Coverage
Actual MI Claim Filed Date	The date the Claim to the MI Company was filed
Actual Bankruptcy Start Date (filing date)	Actual Bankruptcy Start Date (filing date)
Actual Claim Amount Filed	The amount claimed to the MI company on the MI claim
Actual Discharge Date	Date Bankruptcy was Discharged
Actual Due Date	Next Payment Due Date
Actual Eviction Complete Date	Actual Eviction Complete Date
Actual Eviction Start Date	Actual Eviction Start Date
Actual First Legal Date	Actual First Legal Date
Actual Notice of Intent Date (breach letter date)	Actual Notice of Intent Date (breach letter date)
Actual Payment Plan End Date	The date the Last Pre-petition payment is due from the Trustee in a chapter 13 BK
Actual Payment Plan Start Date The date BK	the First Pre-petition payment is due from the Trustee in a chapter 13
Actual Redemption End Date	Actual Redemption End Date
Actual REO Start Date	The date the account was received by the REO Department
Appraisal, BPO Costs	Total expenses incurred for the purpose of BPO’s or Appraisals.
Bankruptcy Chapter	Bankruptcy Chapter 7,11,13
BK Atty Fees & Costs	BK Atty Fees & Costs
BK Flag (Man Code)	A code that identifies the account as an active Bankruptcy.
Bnk Case # (7 digit only)	Bnk Case # (7 digit only)
City	City
Claim Amount Paid	MI Claim Amount
Claim Funds Received Date	The date the MI Claim funds were received from the MI Company
Confirmation Hearing Date	Confirmation Hearing Date
Current Interest Rate	Current Interest Rate
Current Loan Amount	Unpaid Principal Balance
Current P&I Payment Amount	Current P&I Payment Amount

D-2-1

Date Bid Instructions Sent	Date Bid Instructions Sent to Attorney
Date F/C Sale Scheduled	The date the Foreclosure sale is scheduled to occur.
Date Filed Relief/Dismissal	The date the motion for Relief or Dismissal was filed with the BK Court
Date Loan Reinstated	Date Loan Reinstated
Date POC Filed	Date proof of claim filed
Date Relief/Dismissal Granted	The date the BK court granted the motion for Relief or Dismissal
Date REO Offer Accepted	Date REO Offer Accepted
Date REO Offer Received	Date REO Offer Received
Deal Identifier by Loan	Security Name/Cross reference Investor ID (Servicer to Cross reference)
Delinquency Status (Man Code) current status of the account.	30, 60, 90, BK, FC, REO, Claims or a code that can be decoded to determine the
Loss Mit Denial Date	Loss Mit Denial Date
Eviction Atty Fees & Costs	Eviction Atty Fees & Costs
F/B 1st Due (if applicable)	F/B 1st Due (if applicable)
F/B Last Due (if applicable)	F/B Last Due (if applicable)
FC Atty Fees & Costs	FC Atty Fees & Costs
FC Flag	A code that identifies the account as an active Foreclosure.
FC Start Date (referral date)	FC Start Date (referral date)
FC Suspended Date	FC Suspended Date
FC Valuation Amount	The value of the property as determined for the purpose of foreclosure.
FC Valuation Date	The date the property value was determined for the purpose of foreclosure.
FC Valuation Source	The type of valuation that was used to determine the Fc Valuation amount.
FHA 27011A Transmitted Date	FHA 27011A Transmitted Date
FHA 27011B Transmitted Date	FHA 27011B Transmitted Date
FHA Case #	FHA Case #
FHA Part A Funds Received Date	FHA Part A Funds Received Date
First Payment Date	First Payment Date
Foreclosure Actual Sale Date	Date F/C Sale Held
VA Guarantee %	VA Guarantee %
Interest Advances	Interest Advances
Investor Loan Number	Investor Loan Number
INVESTOR/SECURITY BILLING SENT DATE	Date claim submitted to investor
Liquidation Status	Type of PIF, S/S, 3rd Party etc.

D-2-2

VA Loan Guarantee Certificate Number	VA Loan Guarantee Certificate Number
Loan Number	Servicer Loan Number
Loan Term	Loan Term
Loan Type	Loan Type
Loss Mit Approval Date	Loss Mit Approval Date
Loss Mit Flag (Man Code)	A code that identifies the account as an active Loss Mit account.
Loss Mit Removal Date longer a viable option.	The date the Loss Mit Department determined that Loss Mit Options were no
Loss Mit Start Date	Loss Mit Set-up Date
Loss Mit Type	S/S, Forbearance, Repay, Mod, etc.
Loss Mit Workstation Status	Completed, Removed, Active
MI Certificate Number	MI Certificate Number
MI Cost	Price percentage, lender paid only
MI Coverage Y/N	MI Coverage Y/N
Monthly MIP Cost	The monthly fee paid to HUD to maintain coverage on the account.
Next Payment Adjustment Date	Next Payment Adjustment Date
Next Rate Adjustment Date	Next Rate Adjustment Date
Occupancy Status	Occupancy Status
Occupancy Status Date	The date the occupancy status reported was determined.
Original Loan Amount	Original Loan Amount
Original Value Amount	The value of the property as determined at the origination of the account.
Origination Date	The date the closing occurred to originate the loan.
ORIGINATION VALUE DATE	The date the original Value Amount was determined.
ORIGINATION VALUE SOURCE	The type of valuation that was used to determine the Original Value amount.
Other Advance Expenses	Total Advances minus all other/detail and total
Ownership Code
Paid in Full Date	Date loan liquidated from system UPB removed
Paid Off Code
Part B Funds Received Date	FHA/VA Only
Partial Prepayment Amount Collected
Post Petition Due Date
Prepayment Expiration Date	Term
Prepayment Flag

D-2-3

Prepayment Premium Collected
Prepayment Waived
Product Type
Property Condition
PROPERTY PRESERVATION FEES
Property Type
Realized Gain or Loss
Reason for Default
Reason Suspended
Relief/Dismissal Hearing Date
REO Repaired Value
REO Value(As-is)
REO Actual Closing Date
REO Flag (Man Code)
REO List Date
REO List Price
REO Net Sales proceeds
REO Sales Price
REO Scheduled Close Date
REO Value Date
REO VALUE SOURCE
Repay First Due Date
Repay Last Due Date
Repay Next Due Date
Repay Plan Broken Date
Repay Plan Created Date
SBO LOAN NUMBER
Scheduled Balance
Scheduled Due Date
Servicing Fee
State
Street Address
T&I Advances

D-2-4

Title Approval Letter Received Date
Title Package to HUD Date
Title Package to VA Date
VA Claim Funds Received Date
VA Claim Submitted Date
VA FIRST FUNDS RECEIVED AMOUNT
VA FIRST FUNDS RECEIVED DATE
VA NOE Submitted Date
ZIP CODE
FNMA ACTION CODE
FNMA DELINQUENCY REASON CODE

D-2-5

EXHIBIT E-1

SASCO 2004-GEL2 Transfer and Servicing Agreement

[See Exhibit 99.2]

E-1-1

EXHIBIT E-2

SASCO 2004-GEL2 Indenture

[See Exhibit 4.2]

E-2-1

EXHIBIT F

Simple Interest Mortgage Loan Schedule

[None]

F-1

EXHIBIT G

[Date]

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019
Attention: Mortgage Finance SASCO 2004-GEL2

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS3D
St. Paul, Minnesota 55107
Attention: Structured Finance Department/SASCO 2004-GEL2

Aurora Loan Services Inc.
2530 South Parker Road
Suite 601
Aurora, Colorado
Attn: E. Todd Whittemore

     Reference is made to the Servicing Agreement dated as of June 1, 2004 (the “Agreement”), by and among Lehman Brothers Holdings Inc. (“LBH”), Aurora Loan Services, Inc. (the “Servicer,” in such capacity and the “Master Servicer,” in such capacity), and acknowledged by U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”). I, [identify the certifying individual], a [title] of the Servicer, hereby certify to the Indenture Trustee, the Master Servicer and Structured Asset Securities Corporation (the “Depositor”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     1. I have reviewed the information required to be delivered to the Master Servicer pursuant to the Agreement (the “Servicing Information”).

     2. Based on my knowledge, the Servicing Information does not contain any material untrue information or omit to state information necessary to make the Servicing Information, in light of the circumstances under which such information was provided, not misleading as of the date of this certification;

     3. Based on my knowledge, the Servicing Information has been provided to the Master Servicer when and as required under the Agreement; and

     4. I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based upon my knowledge and the review required under the Agreement, and except as disclosed in writing to you on or prior to the date of this certification either in the accountants’ report required under the Agreement or in disclosure a copy of which is attached hereto, the Servicer has, as of the date of this certification, fulfilled its obligations under this Agreement.

G-1

AURORA LOAN SERVICES INC.

By:

Name:
Title:

G-2

EXHIBIT H

FANNIE MAE GUIDE NO. 95-19

Reference

	¡	Selling	This announcement amends the guide(s) indicated.

	●	Servicing	Please keep it for reference until we issue a formal change.

Subject	“Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring — as of the month ending March 31, 1996 — servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date — for example, at the and of the first week of a month — to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President – Mortgage and Lender Standards

11/20/95

G-1

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number
Consumer Credit Associates, Inc. 950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 150, 101, or 112, for all inquiries.

Equifax	Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

11/20/95

G-2